Exhibit 99.1
PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF NORTH EAST BANCSHARES, INC.
FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD SEPTEMBER 20, 2005
     The undersigned shareholder of North East Bancshares, Inc., (“North East”) hereby appoints David B. Hartman and George F.S. Bennett, Sr., and each or either of them, my (our) true attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock of North East that the undersigned would be entitled to vote at the special meeting of shareholders to be held at 5999 Station Road, North East, Pennsylvania, on September 20, 2005 at 11:00 a.m., and at any adjournment, postponement or continuation thereof, as fully as the undersigned could if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED FOR THE PROPOSALS. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.
     This appointment of proxy confers certain discretionary authority described in the proxy statement/prospectus. A majority of said attorneys and appointments of proxy present at the special meeting (or if one shall be present, then that one) may exercise all the powers hereunder.
     The board of directors recommends a vote FOR the proposals. Please sign and date on reverse side.

PROPOSALS

1.	Proposal to approve and adopt the Agreement and Plan of Merger dated as of April 22, 2005 between F.N.B. Corporation and North East Bancshares, Inc., and approve the merger and other transactions contemplated by the Agreement and Plan of Merger.
☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

2.	Proposal to grant discretionary authority to adjourn our special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of our special meeting to approve Proposal 1.
☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

3.	Upon such other matters as may properly come before our special meeting or any adjournment, postponement or continuation of our special meeting.

Signature(s)

Dated	---------------------------, 2005

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, guardian or corporate official, your title should be stated. If shares are held jointly, each holder should sign.